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                                                                   EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Getchell Gold Corporation:

We consent to incorporation by reference in the registration statements (Nos. 33-62449 and 333-30241) on Form S-3 and (Nos. 33-80335, 33-24401, 33-24414,
33-31226, 33-32572, 33-37085, 33-39067, 33-43602, 33-45342, 33-56046, 33-57761,
33-74020, and 333-22005) on Form S-8 of Getchell Gold Corporation of our report dated February 12, 1998, relating to the consolidated balance sheets of Getchell Gold Corporation and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flow for the years ended December 31, 1997 and 1996, the six months ended December 31, 1995 and the year ended June 30, 1995, which report appears in the December 31, 1997 annual report on Form 10-K of Getchell Gold Corporation.

                                          KPMG PEAT MARWICK LLP

Denver, Colorado
February 20, 1998